Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Odyne Corporation (the “Company”) on Form 10-Q for the three months ended March 31, 2008 as filed with the U.S. Securities and Exchange Commission (the “Report”), we, Alan Tannenbaum, Chief Executive Officer, and Daniel Bartley, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 13, 2008

/s/ Alan Tannenbaum
Alan Tannenbaum
Chief Executive Officer

/s/ Daniel Bartley
Daniel Bartley
Chief Financial Officer